Delaware Page 1 The First State I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “UNIVAR INC.”, FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF AUGUST, A.D. 2018, AT 11:11 O`CLOCK A.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS. 4426189 8100 Authentication: 203272377 SR# 20186225830 Date: 08-20-18 You may verify this certificate online at corp.delaware.gov/authver.shtml